EXHIBIT 10.1

AGREEMENT OF TERMINATION OF EMPLOYMENT

This Agreement of Termination of Employment (the “Agreement”) is made this 8 day of November, 2010 by and between Media Sciences International, Inc. (“MSII”) and Michael Levin (“Employee”).

WHEREAS, prior hereto, Employee has been employed by MSII pursuant to an Amended and Restated Employment Agreement between the parties, dated as of January 1, 2010 (the “Employment Agreement”);

WHEREAS, on November 8, 2010, MSII entered into an agreement with a third party, Katun Corporation (“Katun”) to sell certain assets to Katun (the “APA”);

WHEREAS, MSII, having entered into the APA, acknowledges that the provisions of Section 6 “Change in Control” of the Employment Agreement have been triggered such that Employee has the right to receive certain payment pursuant to the terms of the Employment Agreement, and Employee acknowledges that he is required to abide by certain terms of the Employment Agreement as a result thereof;

NOW THEREFORE, in consideration of the mutual covenants and promises contained herein, the receipt and sufficiency of which is hereby acknowledged and intending to be legally bound, the parties agree as follows:

1.           TERMINATION.  Employee hereby tenders his resignation as an employee of MSII and each of its subsidiaries, effective immediately, and MSII hereby accepts such resignation.

2.           LUMP SUM PAYMENT.  Pursuant to Section 6 of the Employment Agreement, Employee is entitled to a lump sum payment in an amount calculated pursuant to the formula stated therein.  The parties hereby agree that the said payment pursuant to Section 6 of the Employment Agreement shall be in the amount of $500,000, less applicable withholding, and such amount shall be paid on May 9, 2011.

3.           PAYMENT FOR EMPLOYEE SIGNING KATUN NON-COMPETE, NON-SOLICITATION AND CONFIDENTIALITY AGREEMENT.  As part of the negotiation of the APA with Katun, Katun has demanded that Employee sign a non-competition, non-solicitation and confidentiality agreement with terms that will restrict certain business activities of Employee hereafter.  MSII has requested that Employee sign such agreement, and to induce such signing, and in consideration thereof, MSII agrees to pay a total of an additional $280,000 to Employee, less applicable tax withholding, with such amount payable upon the signing hereof.

4.           ASSIGNMENT.  No party may assign any of its rights under this Agreement, except with the prior written consent of the other party, who shall not unreasonably withhold its consent.  Notwithstanding anything to the contrary herein, the rights and obligations of MSII hereunder shall be binding upon and run in favor of the successors and assigns of MSII.

5.           GOVERNING LAW; CAPTIONS.  This Agreement shall be governed by the laws of the State of New Jersey.  This Agreement contains the entire agreement between the parties with respect to the subject matter hereof, and shall not operate as an amendment, modification, termination, or waiver of any rights and obligations under the Employment Agreement, except to the extent explicitly provided for herein and in such Employment Agreement.  This Agreement may not be changed orally, but only by agreement in writing signed by the party against whom enforcement of any waiver, change, modification or discharge is sought, and consented to in writing by the Board of Directors of MSII.  Section headings are for convenience or reference only and shall not be considered a part of this Agreement.

6.           INVALIDATION OF A CLAUSE.  If any provision of this Agreement is adjudged to be void, invalid, or unenforceable, such provision shall be deleted herefrom and shall not affect the validity of this Agreement and the enforceability of any other provision herein.

7.           NOTICES.  Any notice or other communication required or permitted hereunder shall be sufficiently given if delivered in person to MSII by delivery to its Chairman of the Board of Directors or sent by facsimile, telex, telecopy or by registered or certified mail, postage prepaid, addressed as follows:

if to MSII:

Media Sciences International, Inc.
8 Allerman Road
Oakland, New Jersey 07436

With a copy to (which shall not constitute notice):

Dan Brecher, Esq.
99 Park Ave, 16th Floor
New York, New York  10016
Phone #:  212-286-0747
Fax #:  212-808-4155

If to Employee, to:

Michael Levin, at the home address as then on file with MSII

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IN WITNESS WHEREOF, the parties have executed this Agreement on and as of the date and year first above written.

MEDIA SCIENCES INTERNATIONAL, INC.

By: /s/ Paul C. Baker
Name: Paul C. Baker
Title: Director

/s/ Michael W. Levin
Michael W. Levin